UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2025
___________________________
VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
___________________________

Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	VRA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
Interest Purchase Agreement

On March 11, 2025, Vera Bradley Holdings, LLC (“Seller”), Creative Genius, LLC (“Creative Genius”) and Project Aster Acquisition, LLC (“Buyer”) entered into an Interest Purchase Agreement (the “Agreement”) pursuant to which, among other things, Seller will sell to Buyer and Buyer will purchase from Seller one hundred percent (100%) of Creative Genius, which operates under the name Pura Vida Bracelets (the “Transaction”). The consideration paid by Buyer under the Agreement will consist of cash consideration of $1 million as well as contingent consideration payable over a two-year period. Total consideration is subject to customary adjustments for cash, transaction expenses and working capital. Seller has also agreed to provide certain services to Buyer for a transitional period of 12 months.

The Agreement contains customary representations, warranties and covenants of the parties. The representations and warranties contained in the Agreement were made solely for purposes of the Agreement, were made solely for the benefit of the parties to the Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms and may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. For the foregoing reasons, the representations and warranties contained in the Agreement should not be relied upon as factual information at the time they were made or otherwise.

Each party’s obligation to consummate the Transaction is subject to certain conditions relating to the accuracy of the other party’s representations and warranties and the performance, in all material respects, by the other party of its obligations under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Agreement, a copy of which will be included as an exhibit to our fiscal 2025 Form 10-K, to be filed on March 28, 2025.

Amendment to Credit Agreement

In conjunction with the Agreement, on March 11, 2025, Vera Bradley Designs, Inc., a wholly-owned subsidiary of the Seller, JP Morgan Chase Bank, N.A., as the administrative agent, and lenders from time to time party thereto, entered into a Fourth Amendment (the “Fourth Amendment”) to the asset based revolving Credit Agreement (as amended, the “Credit Agreement”) dated September 7, 2018.

The Fourth Amendment amended the Credit Agreement to, among other things: allow for the sale of Creative Genius; remove Creative Genius as a borrower; modify an additional reporting period based on certain conditions of credit availability; and change certain applications of the fixed charge coverage ratio.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by the full text of the Fourth Amendment, a copy of which will be included as an exhibit to our fiscal 2025 Form 10-K, to be filed on March 28, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated by referenced into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: March 17, 2025	/s/ Michael Schwindle
Michael Schwindle Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)